UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2012

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On July 20, 2012, DTS, Inc. (“DTS”) completed its previously reported acquisition of SRS Labs, Inc., a Delaware corporation (“SRS”), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 16, 2012 (the “Merger Agreement”), by and among DTS, DTS Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of DTS (“Merger Sub”), DTS LLC, a single member limited liability company and a wholly owned subsidiary of DTS, and SRS.  Pursuant to the Merger Agreement, Merger Sub was merged with and into SRS, with SRS surviving the merger as a wholly owned subsidiary of DTS (the “Merger”). Immediately following the Merger, SRS was merged with and into DTS LLC, with DTS LLC continuing as the surviving entity and a wholly owned subsidiary of DTS.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of SRS common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held in treasury or held by SRS, DTS or any of their wholly owned subsidiaries or dissenting shares in accordance with Delaware law) was converted into the right to receive, at the election of the holder but subject to proration, consideration in the form of (i) $9.50 in cash, without interest and less any applicable withholding taxes (the “Per Share Cash Consideration”) or (ii) 0.31127 of a share of DTS common stock (the “Per Share Stock Consideration”).  In addition, at the effective time of the Merger, each (i) stock option to purchase SRS common stock that was outstanding automatically became fully vested and exercisable and was canceled in exchange for the right to receive a cash payment in an amount equal to the product of (a) the number of shares of SRS common stock subject to the stock option and (b) the excess, if any, of (x) the Per Share Cash Consideration over (y) the exercise price per share subject to the stock option, without interest and less any applicable withholding taxes, and (ii) SRS restricted stock unit that was outstanding automatically became fully vested and was canceled in exchange for the right to receive a cash payment equal to the product of (a) the Per Share Cash Consideration and (b) the number of shares of SRS common stock subject to such restricted stock unit, without interest and less any applicable withholding taxes.

The final results of the Merger consideration election are as follows:

•                  Holders of approximately 86% of the outstanding shares of SRS common stock elected to receive the Per Share Cash Consideration;

•                  Holders of approximately 6% of the outstanding shares of SRS common stock elected to receive the Per Share Stock Consideration; and

•                  Holders of approximately 8% of the outstanding shares of SRS common stock made no election.

Because it was oversubscribed, the Per Share Cash Consideration underwent a proration adjustment.  As a result, each holder of SRS common stock electing to receive the Per Share Cash Consideration will receive the Per Share Cash Consideration for approximately 56.87% of the shares subject to the election, with the remaining number of such holder’s shares being converted into the right to receive the Per Share Stock Consideration.  Each holder of SRS common stock electing to receive the Per Share Stock Consideration and each holder of SRS common stock making no election with respect to their shares will receive the Per Share Stock Consideration.

In connection with the Merger, DTS will issue approximately 2.31 million shares of its common stock and will pay approximately $66.87 million in cash to former SRS stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to DTS’ Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2012.

A copy of the press release issued by DTS on July 23, 2012 announcing the completion of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 18, 2012, in connection with the consummation of the Merger, DTS obtained a line of credit by entering into a Loan Agreement, dated as of July 18, 2012 (the “Loan Agreement”), between DTS and Union Bank, N.A. (“Union Bank”), together with the other lenders thereunder from time to time (collectively, the “Lenders”).  The Loan Agreement provides DTS with a $30 million revolving line of credit (the “Revolver”), with a $5 million sublimit for the issuance of standby and commercial letters of credit, to use to finance permitted acquisitions and for working capital and general corporate purposes. DTS may increase the Revolver by up to $20 million subject to certain conditions. Proceeds from the Revolver will be used to finance the cash portion of the Merger consideration.

Amounts borrowed under the Revolver will bear interest, at the option of DTS, at either (i) LIBOR (as defined in the Loan Agreement) plus 1.0% or (ii) the higher of (a) the rate of interest most recently announced by Union Bank as its prime rate or (b) the Federal Funds Rate plus 0.50%.  Pursuant to the Loan Agreement, DTS is required to pay an annual commitment fee of 0.25% on the unused portion of the Revolver.

DTS’ ability to borrow amounts under the Revolver is conditioned upon its compliance with specified covenants, including certain reporting covenants and financial covenants that require DTS to maintain a (i) minimum rolling four quarter adjusted EBITDA of $32 million, (ii) maximum leverage ratio, defined as funded debt divided by adjusted EBITDA, not to exceed 1.50 to 1.00 and (iii) minimum liquidity amount of $30 million.  In addition, the Loan Agreement contains covenants that restrict, among other things, DTS’ ability to dispose of property, enter into mergers, acquisitions or other business combination transactions, grant liens, pay dividends and make certain other restricted payments.

The Loan Agreement contains customary events of default. All advances under the Revolver will become due and payable on July 18, 2015, or earlier in the event of a default. Upon the occurrence and during the continuance of an event of default, the Lenders may declare all outstanding amounts under the Revolver immediately due and payable, and may terminate commitments to make any additional advances thereunder.

Union Bank and its affiliates may in the future perform, for DTS and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they may in the future receive customary compensation and expense reimbursement.

In connection with the Loan Agreement, DTS and all of its United States subsidiaries, entered into a security agreement (the “Security Agreement”) dated as of July 18, 2012 with Union Bank as agent for the Lenders pursuant to which DTS and its U.S. subsidiaries granted the Lenders a first priority perfected security interest in (i) all their respective current and later acquired tangible and intangible assets and current and future domestic subsidiaries and (ii) up to 65% of the stock of DTS’ current and future foreign subsidiaries to secure amounts borrowed under the Revolver.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the Security Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference into Item 2.01 by reference on this current report.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than October 5, 2012.

(b) Pro Forma Financial Information.

The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than October 5, 2012.

(d)                                Exhibits

10.1                           Loan Agreement, dated as of July 18, 2012, by and between DTS, Inc. and Union Bank, N.A., together with any other lender thereunder from time to time.

10.2                           Security Agreement, dated July 18, 2012, by and among DTS, Inc., and each other guarantor thereunder and Union Bank, N.A.

99.1                           Press release dated July 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: July 24, 2012	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description
10.1	Loan Agreement, dated as of July 18, 2012, by and between DTS, Inc. and Union Bank, N.A., together with any other lender thereunder from time to time.

10.2	Security Agreement, dated July 18, 2012, by and among DTS, Inc. and each other guarantor thereunder, and Union Bank, N.A.

99.1	Press release dated July 23, 2012.